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                                                                 EXHIBIT 3(a)(7)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      U.S. ALCOHOL TESTING OF AMERICA, INC.

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                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
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It is hereby certified that:

         FIRST: The name of the Corporation is U.S. ALCOHOL TESTING OF AMERICA, INC..

         SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading in its entirety as follows:

         "FIRST: The name of the Corporation is SUBSTANCE ABUSE TECHNOLOGIES, INC. (hereinafter called the "corporation")."

         THIRD: The amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

         Signed and attested to this 22nd day of October, 1996.


                                 U.S. ALCOHOL TESTING OF AMERICA, INC.

                                 By:   /s/ Robert Stutman
                                    ----------------------------------
                                         Robert Stutman
                                      Chairman of the Board

Attest:

/s/ Robert W. Berend
----------------------------
Robert W. Berend
Secretary


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